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                                                                    EXHIBIT 99.1

                            SOURCE INFORMATICS INC.
          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints _________________ and _________________, or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of Common Stock of Source Informatics Inc. ("Source") held of record by the undersigned on ____________, 1997, at the Special Meeting of Stockholders to be held at ____
__.m., New York time, on ____________, 1997, at including any adjournments thereof.

1. To adopt the Merger Agreement and Plan of Merger, dated as of August 20, 1997 (the "Merger Agreement"), by and among Source, National Data Corporation ("NDC") and Dunkirk, Inc., pursuant to which, among other matters, (a) Dunkirk, Inc. will merge with and into Source (the "Merger") and (b) the shares of Source Common Stock will be converted into the right to receive shares of NDC Common Stock, as described in the Proxy Statement/Prospectus dated _______________ 1997.

     FOR [_]                    AGAINST [_]                    ABSTAIN [_]

2. In their discretion, to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.


    WITNESS my hand and seal this ___ day of ____________, 1997.


                         _______________________________________________


                         _______________________________________________
                         Signature of Stockholder


                         PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEARS HEREON. IF STOCK IS HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR BOTH NAMES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING.

  Please fill in, date and sign the proxy and return it in the enclosed postpaid envelope.